Exhibit 10.1 Execution Version CLINICAL TRIAL COLLABORATION AND SUPPLY AGREEMENT by and between MSD International GmbH, MSD International Business GmbH, and Novocure GmbH Dated: May 18, 2022 CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMITTED INFORMATION IS MARKED WITH BRACKETS

TABLE OF CONTENTS

		Page
1.	Definitions	1
2.	Scope of the Agreement.	8
2.1.	Generally	8
2.2.	Manufacturing Delay	8
2.3.	MSD Compound and Novocure Device Commitments	9
2.4.	Delegation of Obligations	9
2.5.	MSD Compound and Novocure Device	9
3.	Conduct of the Study	9
3.1.	Sponsor	9
3.2.	Performance	10
3.3.	Debarred Personnel; Exclusions Lists	10
3.4.	Regulatory Matters	10
3.5.	Documentation	11
3.6.	Copies	11
3.7.	Sample Testing	11
3.8.	Ownership and Use of Clinical Data	12
3.9.	Regulatory Submission	12
3.10.	Joint Development Committee; Alliance Managers	12
3.11.	Certain Memoranda and Reports	13
3.12.	Relationship	13
3.13.	Licensing	13
3.14.	Additional Coordination	14
4.	Protocol and Informed Consent; Certain Covenants	14
4.1.	Protocol	14
4.2.	Informed Consent	15
4.3.	Transparency Reporting.	15
4.4.	Financial Disclosure.	16
5.	Adverse Event Reporting	16
5.1.	Pharmacovigilance Agreement	16
5.2.	Transmission of SAEs	16
6.	Term and Termination.	17
6.1.	Term	17
6.2.	MSD Termination for Unsafe Handling of the MSD Compound	17

ii 6.3. Termination for Material Breach......................................................................... 17 6.4. Termination for Patient Safety ............................................................................ 17 6.5. Termination for Regulatory Action; Other Reasons ........................................... 17 6.6. Termination related to Anti-Corruption Obligations .......................................... 18 6.7. Return of MSD Compound ................................................................................. 18 6.8. Survival ............................................................................................................... 18 6.9. No Prejudice ........................................................................................................ 18 6.10. Confidential Information ..................................................................................... 18 6.11. Manufacturing Costs ........................................................................................... 19 7. Costs of Study .................................................................................................................... 19 8. Supply and Use of the MSD Compound and Access to the Novocure Device. ................ 19 8.1. Supply of the MSD Compound and Access to the .............................................. 19 8.2. Clinical Quality Agreement ................................................................................ 19 8.3. Minimum Shelf Life Requirements..................................................................... 20 8.4. Provision of the MSD Compound and the Novocure Device ............................. 20 8.5. Labeling and Packaging; Use, Handling and Storage ......................................... 20 8.6. Product Specifications ......................................................................................... 20 8.7. Changes to Manufacturing .................................................................................. 21 8.8. Product Testing; Noncompliance ........................................................................ 21 8.9. Investigations ...................................................................................................... 22 8.10. Shortage; Allocation ............................................................................................ 22 8.11. Records; Audit Rights ......................................................................................... 22 8.12. Quality ................................................................................................................. 22 8.13. Quality Control .................................................................................................... 22 8.14. Audits and Inspections ........................................................................................ 22 8.15. Recalls ................................................................................................................. 23 8.16. VAT ..................................................................................................................... 23 9. Confidentiality ................................................................................................................... 23 9.1. Confidential Information ..................................................................................... 23 9.2. Inventions ............................................................................................................ 24 9.3. Personal Identifiable Data ................................................................................... 24 9.4. Publicity/Use of Names ....................................................................................... 24 10. Intellectual Property ........................................................................................................... 24 10.1. Joint Ownership, Prosecution and Enforcement ................................................. 24

iii 10.2. Inventions Owned by Novocure .......................................................................... 25 10.3. Inventions Owned by MSD ................................................................................. 25 10.4. Mutual Freedom to Operate for Combination Inventions ................................... 25 10.5. Ownership of Other Inventions ........................................................................... 25 11. Reprints; Rights of Cross-Reference ................................................................................. 25 12. Publications; Press Releases .............................................................................................. 25 12.1. Clinical Trial Registry ......................................................................................... 25 12.2. Publication ........................................................................................................... 25 12.3. Press Releases ..................................................................................................... 26 13. Representations and Warranties; Disclaimers ................................................................... 26 13.1. Due Authorization ............................................................................................... 26 13.2. MSD Compound, Novocure Device ................................................................... 26 13.3. Results ................................................................................................................. 27 13.4. Anti-Corruption ................................................................................................... 27 13.5. DISCLAIMER .................................................................................................... 29 14. Insurance; Indemnification; Limitation of Liability .......................................................... 29 14.1. Insurance ............................................................................................................. 29 14.2. Indemnification ................................................................................................... 29 14.3. LIMITATION OF LIABILITY .......................................................................... 30 15. Use of Name ...................................................................................................................... 30 16. Force Majeure .................................................................................................................... 30 17. Entire Agreement; Amendment; Waiver ........................................................................... 31 18. Assignment and Affiliates.................................................................................................. 31 19. Invalid Provision ................................................................................................................ 31 20. No Additional Obligations ................................................................................................. 31 21. Governing Law; Dispute Resolution ................................................................................. 32 22. Notices ............................................................................................................................... 32 23. Relationship of the Parties ................................................................................................. 33 24. Counterparts and Due Execution ....................................................................................... 33 25. Construction ....................................................................................................................... 33

1 CLINICAL TRIAL COLLABORATION AND SUPPLY AGREEMENT This CLINICAL TRIAL COLLABORATION AND SUPPLY AGREEMENT (this “Agreement”), is entered into as of May 18, 2022 (the “Effective Date”), by and among MSD International GmbH (“MSDIG”), MSD International Business GmbH (“MSDIB” and, collectively with MSDIG, “MSD”), [***], and Novocure GmbH, having a place of business at Park 6, CH-6039 Root D4, Switzerland (“Novocure”). MSD and Novocure are each referred to herein individually as “Party” and collectively as “Parties”. RECITALS A. MSD holds intellectual property rights with respect to the MSD Compound (as defined below), which is being marketed and further developed by MSD for the treatment of certain tumor types. B. Novocure holds intellectual property rights with respect to the Novocure Device (as defined below), which is being marketed and further developed by Novocure for the treatment of certain tumor types. C. Novocure desires to sponsor a clinical trial in which the Novocure Device, and the MSD Compound would be used in the Combination. D. MSD and Novocure, consistent with the terms of this Agreement, desire to collaborate as more fully described herein, including by providing the MSD Compound and the Novocure Device. NOW, THEREFORE, in consideration of the premises and of the following mutual promises, covenants and conditions, the Parties, intending to be legally bound, mutually agree as follows: 1. Definitions. For all purposes of this Agreement, the capitalized terms defined in this Article 1 and throughout this Agreement shall have the meanings herein specified. 1.1. “Affiliate” means, with respect to either Party, a firm, corporation or other entity that, now or hereafter, directly or indirectly owns or controls said Party, or, now or hereafter, is owned or controlled by said Party, or is under common ownership or control with said Party. The word “control” as used in this definition means (a) the direct or indirect ownership of fifty percent (50%) or more of the outstanding voting securities of a legal entity or (b) possession, directly or indirectly, of the power to direct the management or policies of a legal entity, whether through the ownership of voting securities, contract rights, voting rights, corporate governance or otherwise. 1.2. “Agreement” means this agreement, as amended by the Parties from time to time, and as set forth in the preamble. 1.3. “Alliance Manager” has the meaning set forth in Section 3.10.3.

2 1.4. “Applicable Law” means all federal, state, local, national and regional statutes, laws, rules, regulations and directives applicable to a particular activity hereunder, including performance of clinical trials, medical treatment and the processing and protection of personal and medical data, that may be in effect from time to time, including those promulgated by the United States Food and Drug Administration (“FDA”), national regulatory authorities, the European Medicines Agency (“EMA”) and any successor agency to the FDA or EMA or any agency or authority performing some or all of the functions of the FDA or EMA in any jurisdiction outside the United States or the European Union (each a “Regulatory Authority” and collectively, “Regulatory Authorities”), and including cGMP and GCP (each as defined below); Data Protection Law; export control and economic sanctions regulations which prohibit the shipment of United States-origin products and technology to certain restricted countries, entities and individuals; and anti-bribery and anti-corruption laws pertaining to interactions with government agents, officials and representatives; laws and regulations governing payments to healthcare providers. 1.5. “Business Day” means any day other than a Saturday, Sunday, or a day on which commercial banks located in the country where the applicable obligations are to be performed are authorized or required by law to be closed. 1.6. “cGMP” means the current Good Manufacturing Practices officially published and interpreted by EMA, FDA and other applicable Regulatory Authorities that may be in effect from time to time and are applicable to the Manufacture of the MSD Compound or the Novocure Device, as applicable. 1.7. “Clinical Data” means all data (including raw data) and results generated by or on behalf of either Party or at either Party’s direction, or by or on behalf of the Parties together or at their direction, in the course of each such Party’s performance of the Study; [***]. 1.8. “Clinical Quality Agreement” has the meaning set forth in Section 8.2. 1.9. “CMC” means “Chemistry Manufacturing and Controls” as such term of art is used in the pharmaceutical industry. 1.10. “Combination” means the use or method of using the Novocure Device and the MSD Compound in concomitant or sequential administration. Use of this term is not intended to denote or imply that the use of the Novocure Device together with the MSD Compound constitutes a combination product as defined by FDA in 21 C.F.R. 3.2(e). 1.11. “Confidential Information” means any information (including personal data), Know-How or other proprietary information or materials furnished to one Party (“Receiving Party”) by or on behalf of the other Party (“Disclosing Party”) in connection with this Agreement, except to the extent that such information or materials: (a) was already known to the Receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the Disclosing Party, as demonstrated by competent evidence; (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party; (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of this Agreement; (d) was

3 disclosed to the Receiving Party by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others; or (e) was subsequently developed by the Receiving Party without use of the Disclosing Party Confidential Information, as demonstrated by competent evidence. 1.12. “Continuing Party” has the meaning set forth in Section 10.1.1(c). 1.13. “Control” or “Controlled” means, with respect to particular information or intellectual property, that the applicable Party owns or has a license to such information or intellectual property and has the ability to grant a right, license or sublicense to the other Party as provided for herein without violating the terms of any agreement or other arrangement with any Third Party. 1.14. “CTA” means an application to a Regulatory Authority for purposes of requesting the ability to start or continue a clinical trial. 1.15. “Data Protection Agreement” has the meaning set forth in Section 3.6. 1.16. “Data Protection Law” means any applicable data protection or privacy laws to which a Party, as applicable, is subject in connection with this Agreement. 1.17. “Data Sharing Schedule” means the schedule attached hereto as Schedule I. 1.18. “Defending Party” has the meaning set forth in Section 14.2.3. 1.19. “Delivery” with respect to the MSD Compound has the meaning set forth in Section 8.4.1. 1.20. “Disclosing Party” has the meaning set forth in the definition of Confidential Information. 1.21. “Disposition Package” has the meaning set forth in Section 8.8.1. 1.22. “Effective Date” has the meaning set forth in the preamble. 1.23. “EMA” has the meaning set forth in the definition of Applicable Law. 1.24. “Exclusions List” has the meaning set forth in the definition of Violation. 1.25. “FDA” has the meaning set forth in the definition of Applicable Law. 1.26. “Filing Party” has the meaning set forth in Section 10.1.1(c). 1.27. “Final Study Report” has the meaning set forth in Section 3.11. 1.28. “Force Majeure” has the meaning set forth Article 16.

4 1.29. “GCP” means the Good Clinical Practices officially published by EMA, FDA and the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use (ICH) that may be in effect from time to time and are applicable to the testing of the MSD Compound and ISO 14155 for the Novocure Device. 1.30. “Government Official” means: (a) any officer or employee of a government or any department, agency or instrument of a government; (b) any Person acting in an official capacity for or on behalf of a government or any department, agency, or instrument of a government; (c) any officer or employee of a company or business owned in whole or part by a government; (d) any officer or employee of a public international organization such as the World Bank or United Nations; (e) any officer or employee of a political party or any Person acting in an official capacity on behalf of a political party; and/or (f) any candidate for political office; who, when such Government Official is acting in an official capacity, or in an official decision-making role, has responsibility for performing regulatory inspections, government authorizations or licenses, or otherwise has the capacity to make decisions with the potential to affect the business of either of the Parties. 1.31. “IDE” means any Investigational Device Exemption filed or to be filed with the FDA as described in Title 21 of the U.S. Code of Federal Regulations, Part 812, and the equivalent application in the jurisdictions outside the United States. 1.32. “IND” means any Investigational New Drug Application filed or to be filed with the FDA as described in Title 21 of the U.S. Code of Federal Regulations, Part 312, and the equivalent application in the jurisdictions outside the United States, including an “Investigational Medicinal Product Dossier” filed or to be filed with Regulatory Authorities in the European Union. 1.33. “Inventions” means all inventions and discoveries, whether or not patentable, that are made, conceived, or first actually reduced to practice by or on behalf of a Party, or by or on behalf of the Parties together, [***]. 1.34. “Joint Development Committee” or “JDC” has the meaning set forth in Section 3.10.1. 1.35. “Joint Patent Application” has the meaning set forth in Section 10.1.1(c). 1.36. “Joint Patent” means a Patent that issues from a Joint Patent Application. 1.37. “Jointly Owned Invention” has the meaning set forth in Section 10.1.1(a). 1.38. “Know-How” means any proprietary invention, innovation, improvement, development, discovery, computer program, device, trade secret, method, know-how, process, technique or the like, including manufacturing, use, process, structural, operational and other data and information, whether or not written or otherwise fixed in any form or medium, regardless of the media on which contained and whether or not patentable or copyrightable, that is not generally known or otherwise in the public domain. 1.39. “Liability” has the meaning set forth in Section 14.2.1.

5 1.40. “Maintenance Compound” means temozolomide. 1.41. “Manufacture,” “Manufactured,” or “Manufacturing” means all activities related to the manufacture of the MSD Compound or the Novocure Device, including planning, purchasing, manufacture, processing, compounding, storage, filling, packaging, waste disposal, labeling, leafleting, testing, quality assurance, sample retention, stability testing, release, dispatch and supply, as applicable. 1.42. “Manufacturer’s Release” or “Release” has the meaning ascribed to release of the MSD Compound in the Clinical Quality Agreement. 1.43. “Manufacturing Site” means the facilities where the MSD Compound is Manufactured by or on behalf of MSD, as such Manufacturing Site may change from time to time in accordance with Section 8.7. 1.44. “MSD” has the meaning set forth in the preamble. 1.45. “MSD Background Patents” has the meaning set forth in Section 10.4.2. 1.46. “MSD Compound” means pembrolizumab, a humanized anti-human PD-1 monoclonal antibody, [***]. 1.47. “MSD Inventions” has the meaning set forth in Section 10.3. 1.48. “NDA” means a New Drug Application, Biologics License Application, Premarket Approval Application, Marketing Authorization Application, filing pursuant to Section 510(k) of the United States Federal Food, Drug and Cosmetic Act, or similar application or submission for a marketing authorization of a product filed with a Regulatory Authority to obtain marketing approval for a biological, pharmaceutical, medical device or diagnostic product in that country or in that group of countries. 1.49. “Non-Conformance” means, with respect to a given unit of the MSD Compound or the Novocure Device (a) an event that deviates from a requirement (an approved cGMP requirement with respect to the MSD Compound), such as a procedure, Specification, or operating parameter, or that requires an investigation to assess impact to the quality of the MSD Compound or the Novocure Device or (b) that such MSD Compound for such Novocure Device failed to meet the applicable representations and warranties set forth in Section 2.3. For the MSD Compound, classification of the Non-Conformance is detailed in the Clinical Quality Agreement. 1.50. “Non-Filing Party” has the meaning set forth in Section 10.1.1(c). 1.51. “Novocure” has the meaning set forth in the preamble. 1.52. “Novocure Background Patents” has the meaning set forth in Section 10.4.1. 1.53. “Novocure Device” means the medical device identified in the Protocol for providing low intensity, intermediate frequency, alternating electric fields (Tumor Treating Fields) delivered through noninvasive transducer arrays placed locoregionally to target tumors.

6 1.54. “Novocure Inventions” has the meaning set forth in Section 10.2. 1.55. “Novocure Technology Class” means the therapeutic use, on humans, of alternating electric fields in the range of [***]. 1.56. “Other Party” has the meaning set forth in Section 14.2.3. 1.57. “Opting-out Party” has the meaning set forth in Section 10.1.1(c). 1.58. “Party” has the meaning set forth in the preamble. 1.59. “Patent” means a patent, extension, registration, supplementary protection certificate or the like that issues from a given Patent Application. 1.60. “Patent Application” means a patent application (including any provisional, substitution, divisional, continuation, continuation in part, reissue, renewal, reexamination, extension, supplementary protection certificate and the like) in respect of a given invention. 1.61. “PD-1 Antagonist” means [***]. 1.62. “Person” means any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or governmental entity. 1.63. “Pharmacovigilance Agreement” has the meaning set forth in Section 5.1. 1.64. “Premarket Approval” is the FDA process of scientific and regulatory review to evaluate the safety and effectiveness of Class III medical devices. Class III devices are those that support or sustain human life, or those that present a potentially high risk for a patient, are of substantial importance in preventing impairment of human health, or which present a potential, unreasonable risk of illness or injury. Heart valves, cochleary implants, and defibrillators are examples of Class III medical devices. 1.65. “Project Manager” has the meaning set forth in Section 3.10.1. 1.66. “Protocol” means the written documentation that describes the Study and sets forth specific activities to be performed as part of the conduct of the Study. 1.67. “Receiving Party” has the meaning set forth in the definition of Confidential Information. 1.68. “Regulatory Agreement” means that certain regulatory agreement regarding the Combination to be entered into by the Parties pursuant to Section 3.9, as the same may be amended from time to time. 1.69. “Regulatory Approvals” means, with respect to the MSD Compound, the Novocure Device, or the Combination (in each instance as the context may require), any and all

7 permissions (other than the Manufacturing approvals) required to be obtained from Regulatory Authorities and any other competent authority for the development, registration, importation, use in clinical trials, and distribution of such MSD Compound, Novocure Device, or Combination in the United States, Europe or other applicable jurisdictions for use in the Study. 1.70. “Regulatory Authorities” has the meaning set forth in the definition of Applicable Law. 1.71. “Regulatory Documentation” means, with respect to the MSD Compound, the Novocure Device or the Combination (in each instance as the context may require), all submissions to Regulatory Authorities in connection with the development of such MSD Compound, Novocure Device or Combination, including all INDs and amendments thereto, IDEs and amendments thereto, NDAs and amendments thereto, drug master files, correspondence with regulatory agencies, periodic safety update reports, adverse event files, complaint files, inspection reports and manufacturing records, in each case together with all supporting documents (including documents that include Clinical Data). 1.72. “Related Agreements” means the Data Protection Agreement, the Pharmacovigilance Agreement, the Clinical Quality Agreement and the Regulatory Agreement. 1.73. “Right of Reference” means the “right of reference” defined in 21 CFR 314.3(b), including with regard to a Party, allowing the applicable Regulatory Authority in a country to have access to relevant information (by cross-reference, incorporation by reference or otherwise) contained in Regulatory Documentation (and any data contained therein) filed with such Regulatory Authority with respect to the MSD Compound, the Novocure Device, only to the extent necessary for the conduct of the Study in such country or as otherwise expressly permitted or required under this Agreement to enable a Party to exercise its rights or perform its obligations hereunder. 1.74. “SAEs” has the meaning set forth in Section 5.2. 1.75. “Samples” means biological specimens collected from subjects participating in the Study, including urine, blood and tissue samples. 1.76. “Sample Testing” means the analyses to be performed by each Party using the applicable Samples, as described in the Sample Testing Schedule. 1.77. “Sample Testing Results” means those data and results arising from the Sample Testing performed by or on behalf of a Party. 1.78. “Sample Testing Schedule” means the schedule attached hereto as Schedule II. 1.79. “Specifications” means the requirements to which the MSD Compound and the Novocure Device must conform for use in the Study. The Specifications for the MSD Compound will be set forth in the certificate of analysis accompanying each batch of MSD Compound supplied for use in the Study and the Specifications for the Novocure Device shall be set forth in Schedule III.

8 1.80. “Study” means clinical investigation, clinical trial. In the context of this agreement, study is A phase 3, Randomized, Double-Blind, Placebo-Controlled Study of Optune® (TTFields, 200 kHz) Concomitant with Maintenance Temozolomide and Pembrolizumab Versus Optune® Concomitant with Maintenance Temozolomide and Placebo for the Treatment of Newly Diagnosed Glioblastoma. For the avoidance of doubt, such description and/or tumor types may be revised to account for amendments to the Protocol; made as permitted by this Agreement, and as revised; shall continue to constitute the Study. 1.81. “Study Completion” means (i) the date when the last patient enrolled in the Study has completed their last Study related assessment for evaluation excluding survival follow-up, or (ii) an alternative date as agreed to by the JDC. 1.82. “Subcontractors” has the meaning set forth in Section 2.4. 1.83. “Term” has the meaning set forth in Section 6.1. 1.84. “Third Party” means any Person or entity other than Novocure, MSD or their respective Affiliates. 1.85. “Third Party Infringement” has the meaning set forth in Section 10.1.2(a). 1.86. “Toxicity & Safety Data” means all clinical adverse event information and/or patient-related safety data included in the Clinical Data, as more fully described in the Pharmacovigilance Agreement. 1.87. “VAT” has the meaning set forth in Section 8.16.1. 1.88. “Violation” means that a Party or any of its officers or directors or any other personnel (or other permitted agents of a Party performing activities hereunder) has been: (a) convicted of any of the felonies identified among the exclusion authorities listed on the U.S. Department of Health and Human Services, Office of Inspector General (OIG) website, including 42 U.S.C. 1320a-7(a) (http://oig.hhs.gov/exclusions/authorities.asp); (b) identified in the OIG List of Excluded Individuals/Entities (LEIE) database (http://exclusions.oig.hhs.gov/) or listed as having an active exclusion in the System for Award Management (http://www.sam.gov); or (c) listed by any US Federal agency as being suspended, proposed for debarment, debarred, excluded or otherwise ineligible to participate in Federal procurement or non-procurement programs, including under 21 U.S.C. 335a (http://www.fda.gov/ora/compliance_ref/debar/) ((a), (b) and (c) collectively the “Exclusions Lists”). 2. Scope of the Agreement. 2.1. Generally. Each Party shall: (a) contribute to the Study such resources as are necessary to fulfill its obligations set forth in this Agreement; and (b) act in good faith in performing its obligations under this Agreement and each Related Agreement to which it is a party. 2.2. Manufacturing Delay. Each Party shall notify the other Party as promptly as possible in the event of any Manufacturing delay that is likely to adversely affect supply of the MSD Compound or the Novocure Device by such Party as contemplated by this Agreement.

9 2.3. MSD Compound and Novocure Device Commitments. 2.3.1. Novocure agrees to Manufacture and supply the Novocure Device for purposes of the Study in accordance with Article 8, and Novocure hereby represents and warrants to MSD that such Novocure Device shall have been Manufactured and supplied in compliance with: (a) the Specifications for the Novocure Device; and (b) all Applicable Law, including cGMP and health, safety and environmental protections. 2.3.2. MSD agrees to Manufacture and supply the MSD Compound for purposes of the Study in accordance with Article 8, and MSD hereby represents and warrants to Novocure that, at the time of Delivery of the MSD Compound, such MSD Compound shall have been Manufactured and supplied in compliance with: (a) the Specifications for the MSD Compound; (b) the Clinical Quality Agreement; and (c) all Applicable Law, including cGMP and health, safety and environmental protections. 2.3.3. Without limiting the foregoing, MSD is responsible for obtaining all regulatory approvals (including facility licenses) that are required to Manufacture the MSD Compound in accordance with Applicable Law. Novocure is responsible for obtaining all regulatory approvals (including facility licenses) that are required to Manufacture the Novocure Device in accordance with Applicable Law (provided that, for clarity, Novocure shall be responsible for obtaining Regulatory Approvals for the Study as set forth in Section 3.4). 2.4. Delegation of Obligations. Each Party shall have the right to delegate any portion of its obligations hereunder as follows: (a) to such Party’s Affiliates; (b) to Third Parties that are set forth on Schedule 2.4 as performing Study activities or as conducting Sample Testing for such Party; (c) [***]; and (d) upon the other Party’s prior written consent. Any and all Third Parties to whom a Party delegates any of its obligations hereunder are referred to as “Subcontractors”. Notwithstanding any delegation of its obligations hereunder, each Party shall remain solely and fully liable for the performance of its Affiliates and Subcontractors to which such Party delegates the performance of its obligations under this Agreement. Each Party shall ensure that each of its Affiliates and Subcontractors performs such Party’s obligations pursuant to the terms of this Agreement, including the Exhibits and Schedules attached hereto. Each Party shall use reasonable efforts to obtain and maintain copies of documents relating to the obligations performed by such Affiliates and Subcontractors that are required to be provided to the other Party under this Agreement. 2.5. MSD Compound and Novocure Device. This Agreement does not create any obligation on the part of MSD to provide the MSD Compound for any activities other than the Study, nor does it create any obligation on the part of Novocure to provide the Novocure Device for any activities other than the Study. 3. Conduct of the Study. 3.1. Sponsor. Novocure shall act as the sponsor of the Study and will be responsible for all regulatory submissions necessary to conduct the Study. Novocure will provide MSD with an opportunity to review pre-submission meeting materials and regulatory submissions and provide input on the components relating to the MSD Compound. MSD will provide to Novocure

10 a Right of Reference to the IND or CTA of the MSD Compound, as necessary, as further described in Section 3.4 and will provide the latest investigator’s brochure regarding the MSD Compound (and annual updates). MSD will provide information, data or documentation required or requested by FDA (or other Regulatory Authorities, including EC or IRBs, as applicable) to support Novocure’s efforts to obtain approval to conduct the Study, and as may be needed from time to time to obtain approval for amendments to the Protocol. Novocure shall have complete legal interest in and control of the Novocure IND or CTA. In no event will Novocure be required to obtain the consent of MSD to transfer or encumber the Novocure IND or CTA. Novocure shall have complete control as to any Right of Reference granted by Novocure to a Third Party with respect to any portion of the Novocure IND or CTA relating to the Novocure Device for use as mono-therapy or for use in combination with any other compound (other than for use with the MSD Compound). 3.2. Performance. Novocure shall ensure that the Study is performed in accordance with this Agreement, the Protocol and all Applicable Law, including GCP. 3.3. Debarred Personnel; Exclusions Lists. Notwithstanding anything to the contrary contained herein, neither Party shall employ or subcontract with any Person that is excluded, debarred, suspended, proposed for suspension or debarment, in Violation or otherwise ineligible for government programs for the performance of the Study or any other activities under this Agreement or the Related Agreements. Each Party hereby certifies that it has not employed or otherwise used in any capacity and will not employ or otherwise use in any capacity, the services of any Person suspended, proposed for debarment, or debarred under United States law, including 21 USC 335a, or any foreign equivalent thereof, in performing any portion of the Study or other activities under this Agreement or the Related Agreements and that such Party has, as of the Effective Date, screened itself, and its officers and directors, against the Exclusions Lists and that it has informed the other Party whether it or any of its officers or directors has been in Violation. Each Party shall notify the other Party in writing immediately if any such suspension, proposed debarment, debarment or Violation occurs or comes to its attention, and shall, with respect to any Person so suspended, proposed for debarment, debarred or in Violation, promptly remove such Person from performing in any capacity related to the Study or otherwise related to activities under this Agreement or the Related Agreements. 3.4. Regulatory Matters. Novocure shall: (a) obtain, prior to initiating the Study, all Regulatory Approvals that are required to be obtained from all Regulatory Authorities, ethics committees and/or institutional review boards with jurisdiction over the trial site or the Study; (as applicable); and (b) subject to Section 3.4.2, follow all directions from any such Regulatory Authorities, ethics committees and/or institutional review boards with jurisdiction over the Study. As the Study sponsor, Novocure shall have primary responsibility for interactions with and control over interactions with Regulatory Authorities regarding the Study, provided, however, that MSD shall have the right (but not the obligation) to participate in any discussions (including in-person and teleconference meetings) with a Regulatory Authority regarding matters related to the Study and the MSD Compound and to collaborate on questions posed to Regulatory Authorities regarding design and conduct of the Study. If a Right of Reference is necessary, each Party shall provide to the other a cross-reference letter or similar communication to the applicable Regulatory Authority if needed to effectuate the Right of Reference. Notwithstanding anything to the contrary

11 in this Agreement, Novocure shall not have any right to access MSD’s CMC data with respect to the MSD Compound. MSD shall authorize FDA and other applicable Regulatory Authorities to cross-reference the appropriate MSD Compound INDs and CTAs to provide data access to Novocure sufficient to support conduct of the Study. If MSD’s CTA is not available in a given country, MSD [***] with the Regulatory Authority for such country, referencing Novocure’s CTA as appropriate (however, Novocure shall have no right to directly access the CMC data). 3.5. Documentation. Novocure shall maintain reports and all related documentation in good scientific manner and in compliance with Applicable Law. Novocure shall provide to MSD all Study information and documentation reasonably requested by MSD to enable MSD to (a) comply with any of its legal, regulatory and/or contractual obligations, or any request by any Regulatory Authority, related to the MSD Compound and (b) determine whether the Study has been performed in accordance with this Agreement. 3.6. Copies. Novocure shall provide to MSD copies of all Clinical Data, in electronic form or other mutually agreeable alternate form and on the timelines specified in the Data Sharing Schedule (if applicable) or upon mutually agreeable timelines; provided, however, that a complete copy of the Clinical Data shall be provided to MSD no later than [***] days following Study Completion. Novocure shall ensure that (a) all patient authorizations and consents required under Data Protection Law in connection with the Study permit such sharing of Clinical Data with MSD and (b) it complies with Applicable Law in transferring personal data in connection with sharing the Clinical Data. Prior to the initiation of clinical activities under the Study, and in any event within [***] after the Effective Date, Novocure and MSD shall enter into a Data Protection Agreement that ensures certain protections are in place for the processing of personal data in the performance of the Study and sets forth each Party’s responsibility for certain obligations, including, without limitation, addressing the rights of data subjects, ensuring a legal basis for processing personal data, conducting appropriate data protection impact assessments and prior consultations with relevant supervisory authorities, complying with all personal data breach notification obligations, and certain other compliance obligations under Data Protection Law (the “Data Protection Agreement”). In the event of any inconsistencies between the terms of this Agreement and the Data Protection Agreement, the terms of the Data Protection Agreement will control. 3.7. Sample Testing. 3.7.1. If specified in the Protocol, or as agreed to by the Joint Development Committee, Novocure shall provide Samples to MSD. Each Party shall (a) use the Samples only for the Sample Testing and (b) conduct the Sample Testing solely in accordance with the Sample Testing Schedule and the Protocol. 3.7.2. [***] 3.7.3. [***] 3.7.4. Except to the extent otherwise agreed in a writing signed by authorized representatives of each Party, each Party may use and disclose the Sample Testing Results owned

12 by the other Party and shared by such other Party in accordance with the Sample Testing Schedule solely for the purposes of: [***]. 3.8. Ownership and Use of Clinical Data. 3.8.1. [***] 3.8.2. Notwithstanding the foregoing, solely before publication of the Clinical Data in accordance with Article 12, [***]; provided, however, that the foregoing shall not limit or restrict either Party’s ability to [***] 3.9. Regulatory Submission. The Parties shall enter into the Regulatory Agreement no later than one hundred twenty (120) days after the Effective Date. It is understood and acknowledged by the Parties that positive Clinical Data could be used to [***]. 3.10. Joint Development Committee; Alliance Managers. 3.10.1. The Parties shall form a joint development committee (the “Joint Development Committee” or “JDC”) made up of an equal number of representatives of MSD and Novocure, with Novocure representatives having one vote as a group, and MSD representatives having one vote as a group. The JDC shall have responsibility for coordinating all regulatory and other activities under, and pursuant to, this Agreement (except for activities under, and pursuant to, Article 10). The JDC will review and finalize the Protocol in accordance with Section 4.1. Each Party shall designate a project manager (the “Project Manager”) who shall be responsible for implementing and coordinating activities and facilitating the exchange of information between the Parties with respect to the Study and shall be a member of the JDC. Other JDC members will be agreed by both Parties. 3.10.2. The JDC shall meet as soon as practicable after the Effective Date and then no less than [***], and more often as reasonably considered necessary at the request of either Party, to provide an update on the progress of the Study. The JDC may meet in person or by means of teleconference, Internet conference, videoconference or other similar communications equipment. Prior to any such meeting, Novocure’s Project Manager shall provide an update in writing to MSD’s Project Manager, which update shall contain information about the overall progress of the Study, recruitment status, interim analysis (if results available), final analysis and other information relevant to the conduct of the Study. 3.10.3. In addition to a Project Manager, each Party shall designate an alliance manager (the “Alliance Manager”), who shall endeavor to ensure clear and responsive communication between the Parties and the effective exchange of information and shall serve as the primary point of contact for any issues arising under this Agreement. The Alliance Managers shall have the right to attend all JDC meetings and may bring to the attention of the JDC any matters or issues either of them reasonably believes should be discussed and shall have such other responsibilities as the Parties may mutually agree in writing. In the event that an issue arises and the Alliance Managers cannot or do not, after good faith efforts, reach agreement on such issue, or if there is a decision to be made by the JDC on which the members of the JDC cannot unanimously agree, the issue shall be elevated to the [***]. In the event such escalation does not result in

13 resolution or consensus: (a) MSD shall have final decision-making authority with respect to issues related to MSD Compound; and (b) Novocure shall have final decision-making authority with respect to issues related to Novocure Device. 3.11. Certain Memoranda and Reports. Without limiting any other provision of this Agreement requiring Novocure to provide to MSD documentation related to the Study, Novocure shall provide to MSD drafts and final versions of the top-line results memorandum and final study report for the Study as described below. 3.11.1. Top-Line Results Memo. Promptly following Study Completion, Novocure shall provide to MSD an electronic draft of the top-line results memorandum for the Study, and MSD shall have [***] days after receipt of such draft to provide comments thereon. Novocure shall consider in good faith any comments provided by MSD on such draft top-line results memorandum and shall not include any statements therein relating to the MSD Compound that have not been approved by MSD. Novocure shall deliver to MSD a final version of the top- line results memorandum promptly following finalization thereof. 3.11.2. Final Study Report. Novocure shall provide MSD with an electronic draft of the final study report promptly following Study Completion and the delivery of the final version of the report referred to in Section 3.11.2, and MSD shall have [***] days after receipt of such draft to provide comments thereon. Novocure shall consider in good faith any comments provided by MSD on the draft final study report and shall not include any statements therein relating to the MSD Compound that have not been approved by MSD. Novocure shall deliver to MSD a final version of the final study report promptly following finalization thereof (the “Final Study Report”). 3.12. Relationship. Except as expressly set forth in Section 10.1.1(b), nothing in this Agreement shall: (a) prohibit MSD from performing clinical studies other than the Study relating to the MSD Compound, either individually or in combination with any other compound or product, in any therapeutic area; (b) prohibit Novocure from performing clinical studies other than the Study relating to the Novocure Device, either individually or in combination with any other compound or product, in any therapeutic area. Nothing in this Agreement creates an exclusive relationship between the Parties with respect to the MSD Compound and the Novocure Device. Each Party acknowledges and agrees that nothing in this Agreement shall be construed as a representation or inference that the other Party will not develop for itself, or enter into business relationships with other Third Parties regarding, any products, programs, studies (including combination studies), technologies or processes that are similar to or that may compete with the Combination or any other product, program, technology or process, including Novocure Technology Class or PD-1 Antagonists, provided that the Clinical Data, Confidential Information, Jointly Owned Inventions and Sample Testing Results are not used or disclosed in connection therewith in violation of this Agreement. Notwithstanding the foregoing, and notwithstanding any implication to the contrary in this Agreement, Novocure shall have no right to include any PD-1 Antagonist other than the MSD Compound in any clinical trial of which the Study is a part. 3.13. Licensing. 3.13.1. [***]

14 3.13.2. [***] 3.13.3. Any assignment or transfer of this Agreement must comply with Article 18 of this Agreement. 3.14. Additional Coordination. 3.14.1. To the extent a Party desires, based on the results of the Study, to seek Regulatory Approval of the MSD Compound or Novocure Device for use in the Combination, the Parties will form a working group(s) (each, a “Working Group”), made up of an equal number of appropriate representatives of each Party (not to exceed [***] each unless mutually agreed otherwise). Such Working Group(s) will have responsibility, as applicable and subject to Applicable Law, for discussing coordination of and exchanging information related to medical information, medical affairs and commercialization activities for the Combination in the particular tumor type, such as market landscape (e.g. patient flow, drug utilization, competitive intelligence), product strategy (e.g. strategic position of the Combination), communications and promotional strategy (e.g. messaging, objection handling), value evidence generation and health technology assessments (e.g. health economics, value dossier), medical strategy and matters pursuant to the Regulatory Agreement; provided, however that no Party will be obligated to share any information, materials or strategy or to coordinate on any strategy or commercialization content related to the Combination. Any discussion or exchange of information at a Working Group will be in accordance with Applicable Law and limited to matters related to the Combination, and no information will be shared regarding each Party’s Compound as used outside of the Combination. In furtherance and not limitation of the foregoing, neither Party will disclose any competitively sensitive information to the other Party, including any information relating to prices, pricing policies, costs pertaining to any products, profit margins or targets, discounts or rebates, tender bids, any other commercially sensitive sale/supply conditions, particular customers or suppliers, sales territories, sale/supply information regarding customers, market or business strategies or plans (outside of the applicable Combination), competitive strengths or weaknesses (outside of the applicable Combination), validity of any patent, proprietary technologies and any ongoing or prospective litigation between or among competitors. 3.14.2. Each Party will appoint a person from among its representatives on a Working Group to serve as the co-chairperson of such Working Group. The co-chairpersons will not have any greater authority than any other representative on the Working Group and will conduct the following activities of the Working Group: (A) calling meetings of the Working Group; (B) preparing and issuing minutes of each such meeting within [***] days thereafter; (C) preparing and circulating an agenda for the upcoming meeting. Each Working Group will meet [***] unless mutually agreed otherwise. This Section 3.14 shall survive expiration, but not termination, of this Agreement. 4. Protocol and Informed Consent; Certain Covenants. 4.1. Protocol. A draft of the initial Protocol and the draft statistical analysis plan (if applicable) for the Study have been agreed to by the Parties as of the Effective Date and are attached hereto as Exhibit A. Through the JDC, Novocure shall (a) provide a draft of the Protocol (and any subsequent revisions thereof) to MSD for MSD’s review and comment, (b) consider in

15 good faith any changes to the draft of the Protocol requested by MSD, and (c) incorporate any changes requested by MSD with respect to MSD Compound. Novocure shall submit the draft Protocol to the JDC for final approval. To the extent the JDC cannot agree unanimously regarding the contents of the Protocol for final approval: (i) Novocure shall have final decision-making authority with respect to matters in the Protocol related to the Novocure Device; (ii) MSD shall have final decision-making authority with respect to matters in the Protocol related to the MSD Compound [***]; and (iii) all other matters in respect of the Protocol on which the JDC cannot agree shall be resolved in accordance with Section 3.10.3. Once the final Protocol has been approved in accordance with this Section 4.1, any changes to such approved final Protocol shall be approved in the same manner as the final Protocol as provided in this Section 4.1, provided, that, Novocure may make material changes to the Protocol relating solely to the Novocure Device without MSD’s consent, and further provided, that any changes involving the MSD Compound shall only be made with MSD’s prior written consent. Any such proposed changes will be sent in writing to MSD’s Project Manager and MSD’s Alliance Manager. 4.1.1. Notwithstanding anything to the contrary contained herein, MSD, in its sole discretion, shall have the sole right to determine the dose and dosing regimen for the MSD Compound and shall have the final decision on all matters relating to the MSD Compound (including quantities of MSD Compound to be supplied pursuant to Article 8) and any information regarding the MSD Compound included in the Protocol. 4.1.2. Notwithstanding anything to the contrary contained herein, Novocure, in its sole discretion, shall have the sole right to determine the dose and dosing regimen for the Novocure Device and shall have the final decision on all matters relating to the Novocure Device (including quantities of Novocure Device to be supplied pursuant to Article 8) and any information regarding the Novocure Device included in the Protocol. 4.2. Informed Consent. Novocure shall prepare the patient informed consent form for the Study (which shall include provisions regarding the use of Samples in Sample Testing) in consultation with MSD (it being understood and agreed that the portion of the informed consent form relating to the Sample Testing of the MSD Compound shall be provided to Novocure by MSD). Any proposed changes to such form that relate to the MSD Compound, including Sample Testing of the MSD Compound, shall be subject to MSD’s prior written consent. Any such proposed changes will be sent in writing to MSD’s Project Manager and MSD’s Alliance Manager. MSD will provide such consent, or a written explanation for why such consent is being withheld, within [***] Business Days after MSD receives a copy of Novocure’s requested changes. 4.3. Transparency Reporting. Novocure is solely responsible for reporting payments and other transfers of value, including supply of MSD Compound, made to health care professionals, including, without limitation, investigators, steering committee members, data monitoring committee members, and consultants in connection with the Study in accordance with its reporting requirements under Applicable Law, including, without limitation, the Physician Payment Sunshine Act and state gift laws, and the European Federation of Pharmaceutical Industries and Associations Disclosure Code, and Novocure’s applicable policies. Promptly after the Effective Date, Novocure will provide to MSD, in writing, Novocure’s point of contact for purposes of receiving information from MSD pursuant

16 to this Section 4.3, along with such contact’s full name, email address, and telephone number. Novocure may update such contact from time to time by notifying MSD in writing pursuant to Article 22 (Notices). Where applicable, MSD will provide to such Novocure contact all information regarding the value of the MSD Compound provided for use in the Study required for such reporting. In the event that the value of the MSD Compound provided pursuant to this Section 4.3 changes, MSD shall notify Novocure as soon as practicable of such revised value and the effective date thereof. 4.4. Financial Disclosure. To the extent required by Applicable Law, Novocure will be responsible for preparing and submitting the financial disclosures for any Regulatory Documentation in connection with the Study, including the Financial Disclosure Module 1.3.4 components, if applicable. 5. Adverse Event Reporting. 5.1. Pharmacovigilance Agreement. Novocure will be solely responsible for its compliance with all Applicable Laws pertaining to safety reporting for the Study and related activities. The Parties (or their respective Affiliates) will execute a pharmacovigilance agreement (the “Pharmacovigilance Agreement”) prior to the initiation of clinical activities under the Study, but in any event within [***] days after the Effective Date, to address the exchange of relevant safety data within appropriate timeframes and in an appropriate format to enable the Parties to fulfill local and international regulatory reporting obligations and to facilitate appropriate safety reviews. In the event of any inconsistency between the terms of this Agreement and the Pharmacovigilance Agreement, the terms of this Agreement shall prevail and govern, except to the extent such conflicting terms relating directly to the pharmacovigilance and medical device safety responsibilities of the parties (including the exchange of safety data), in which case the terms of the Pharmacovigilance Agreement shall prevail and govern. The Pharmacovigilance Agreement will include safety data exchange procedures governing the coordination of collection, investigation, reporting, and exchange of information concerning any adverse experiences, pregnancy reports, and any other safety information arising from or related to the use of the MSD Compound and the Novocure Device in the Study, consistent with Applicable Law. Such guidelines and procedures shall be in accordance with, and enable the Parties and their Affiliates to fulfill, local and international regulatory reporting obligations to Regulatory Authorities. For the avoidance of doubt, the obligations to provide safety data under the Pharmacovigilance Agreement will be independent of any obligations to provide safety data pursuant to any other provisions contained in this Agreement. 5.2. Transmission of SAEs. Novocure will transmit to MSD all serious adverse events (“SAEs”) as follows: 5.2.1. For drug-related fatal and life-threatening SAEs, Novocure will send a processed case (on a CIOMS-1 or Medwatch form in English) within [***] calendar days after receipt by Novocure of such SAEs. 5.2.2. For all other SAEs, including non-drug-related fatal and life-threatening SAEs, and newly diagnosed cancer, Novocure will send a processed case (on a CIOMS-1 or Medwatch form in English) within [***] calendar days after receipt by Novocure of such SAEs.

17 5.2.3. Cases of disease progression will be handled as outlined in the Protocol, and if the Protocol specifies that such cases are collected as SAEs, these events will be sent to MSD within the applicable timeframe set forth in Section 5.2.1 or Section 5.2.2 as the case may be. 5.2.4. For all other reportable information that includes (i) overdose, exposure during pregnancy or lactation, and (ii) if such information is required to be collected and/or identified per the Protocol, cases of potential drug-induced liver injury where the patient was exposed to the MSD Compound, then in either case Novocure will send a processed case (on a CIOMS-1 or Medwatch form in English) within [***] calendar days after receipt by Novocure of such information. 6. Term and Termination. 6.1. Term. The term of this Agreement shall commence on the Effective Date and shall continue in full force and effect [***] (the “Term”). 6.2. MSD Termination for Unsafe Handling of the MSD Compound. In the event that MSD in good faith believes that the MSD Compound is being used in the Study in an unsafe manner and notifies Novocure in writing of the grounds for such belief, and Novocure fails to promptly incorporate changes into the Protocol requested by MSD to address such issue or to otherwise address such issue reasonably and in good faith, MSD may terminate this Agreement and the supply of the MSD Compound immediately upon written notice to Novocure. 6.3. Termination for Material Breach. Either Party may terminate this Agreement if the other Party commits a material breach of this Agreement, and such material breach continues for [***] days after receipt of written notice thereof from the non-breaching Party; provided that if such material breach cannot reasonably be cured within [***] days, the breaching Party shall be given a reasonable period of time to cure such breach; provided further, that if such material breach is incapable of cure, then the notifying Party may terminate this Agreement effective after the expiration of such [***] day period. 6.4. Termination for Patient Safety. If either Party determines in good faith, based on a review of the Clinical Data, Sample Testing Results or other Study-related Know-How or other information, that the Study may unreasonably affect patient safety, such Party shall promptly notify the other Party of such determination. The Party receiving such notice may propose modifications to the Study to address the safety issue identified by the other Party and, if the notifying Party agrees, shall act to implement immediately such modifications; provided, however, that if the notifying Party, in its sole discretion, believes that there is imminent danger to patients, such Party need not wait for the other Party to propose modifications and may instead terminate this Agreement immediately upon written notice to such other Party. Furthermore, if the notifying Party, in its sole discretion, believes that any modifications proposed by the other Party will not resolve the patient safety issue, such Party may terminate this Agreement effective upon written notice to such other Party. 6.5. Termination for Regulatory Action; Other Reasons. MSD may terminate this Agreement immediately upon written notice to Novocure in the event that any Regulatory Authority takes any action, or raises any objection, that prevents MSD from supplying the MSD

18 Compound for purposes of the Study. Novocure may terminate this Agreement immediately upon written notice to MSD in the event that any Regulatory Authority takes any action, or raises any objection, that prevents Novocure from supplying the Novocure Device for purposes of the Study or otherwise imposes excessive burdens and/or restrictions that are agreed to be excessive by the JDC, which would preclude Novocure from completing the Study on a commercially reasonable basis. Additionally, MSD shall have the right to terminate this Agreement immediately upon written notice to Novocure in the event that it determines in its sole discretion to withdraw any applicable Regulatory Approval for the MSD Compound or to discontinue development of the MSD Compound, for medical, scientific or legal reasons. Additionally, Novocure shall have the right to terminate this Agreement immediately upon written notice to MSD in the event that it determines in its sole discretion to withdraw any applicable Regulatory Approval for the Novocure Device or to discontinue development of the Novocure Device, for medical, scientific or legal reasons. 6.6. Termination related to Anti-Corruption Obligations. Either Party shall have the right to terminate this Agreement immediately upon written notice to the other Party, if such other Party fails to perform any of its obligations under Section 13.4 or breaches any representation or warranty contained in Section 13.4. Except as set forth in Section 6.11, the non-terminating Party shall have no claim against the terminating Party for compensation for any loss of whatever nature by virtue of the termination of this Agreement in accordance with this Section 6.6. 6.7. Return of MSD Compound. In the event that this Agreement is terminated, or in the event Novocure remains in possession (including through any Affiliate or Subcontractor) of MSD Compound at the time this Agreement expires, Novocure shall, at MSD’s sole discretion, promptly either return or destroy all unused MSD Compound pursuant to MSD’s instructions. If MSD requests that Novocure destroy the unused MSD Compound, Novocure shall provide written certification of such destruction. 6.8. Survival. The provisions of Sections 3.4 through 3.9 (inclusive), 6.7 through 6.11 (inclusive), 8.5.2, 8.11, 8.14 through 8.16 (inclusive), 13.4.6, 14.2, and 14.3, and Articles 1, 5, 9 through 12 (inclusive), 17, and 20 through 25 (inclusive) shall survive the expiration or termination of this Agreement. 6.9. No Prejudice. Termination of this Agreement shall be without prejudice to any claim or right of action of either Party against the other Party for any prior breach of this Agreement. 6.10. Confidential Information. Upon termination of this Agreement, each Party and its Affiliates shall promptly return to the Disclosing Party or destroy any Confidential Information of the Disclosing Party (other than Clinical Data, Sample Testing Results owned by such Party and Inventions) furnished to the Receiving Party by the Disclosing Party; provided, however that the Receiving Party may retain one copy of such Confidential Information in its confidential files, solely for purposes of exercising the Receiving Party’s rights hereunder, satisfying its obligations hereunder or complying with any legal proceeding or requirement with respect thereto, and provided further that the Receiving Party shall not be required to erase electronic files created in the ordinary course of business during automatic system back-up procedures pursuant to its electronic record retention and destruction practices that apply to its own general electronic files

19 and information so long as such electronic files are (a) maintained only on centralized storage servers (and not on personal computers or devices), (b) not accessible by any of its personnel (other than its information technology specialists), and (c) are not otherwise accessed subsequently except with the written consent of the Disclosing Party or as required by law or legal process. Such retained copies of Confidential Information shall remain subject to the confidentiality and non-use obligations herein. 6.11. Manufacturing Costs. In the event of termination by MSD pursuant to Section 6.2, 6.3 or 6.6 above, MSD shall be entitled to reimbursement by Novocure [***] 7. Costs of Study. The Parties agree that: (a) MSD shall provide the MSD Compound for use in the Study, as described in Article 8 below; (b) each Party will be responsible for its own internal costs and expenses to support the Study and the costs of any Sample Testing conducted by such Party in connection with the Study (including costs and expenses incurred from activities outsourced by such Party to a Third Party); and (c) Novocure shall bear all other costs associated with the conduct of the Study, including that Novocure shall provide the Novocure Device, as described in Article 8 below, for use in the Study. [***] 8. Supply and Use of the MSD Compound and Access to the Novocure Device. 8.1. Supply of the MSD Compound and Access to the Novocure Device. Subject to the terms and conditions of this Agreement and at no cost to Novocure, MSD will use commercially reasonable efforts to supply, or cause to be supplied, the quantities of the MSD Compound as set forth in Exhibit B, on the timelines set forth in Exhibit B, in each case for use in the Study. Subject to the terms and conditions of this Agreement and at no cost to MSD, Novocure will use commercially reasonable efforts to provide access to or cause to be supplied the Novocure Device reasonably necessary for use in the Study in the quantities set forth in Exhibit B. If the Protocol is changed in accordance with Article 4 in such a manner that may affect the quantities of MSD Compound to be provided above one hundred and twenty percent (120%) of the scheduled quantities, the Parties shall amend Exhibit B to reflect such changes required to be consistent with the Protocol. MSD shall also provide to Novocure a contact person for the supply of the MSD Compound under this Agreement. Notwithstanding the foregoing, or anything to the contrary herein, in the event that (a) MSD is not supplying the MSD Compound in accordance with the terms of this Agreement, then Novocure shall have no obligation to provide access to the Novocure Device, (b) Novocure is not providing access to the Novocure for the Study in accordance with the terms of this Agreement, then MSD shall have no obligation to supply the MSD Compound; or (c) a Party is allocating supply or access as applicable under Section 8.10, then the other Party may allocate or reduce access proportionally. 8.2. Clinical Quality Agreement. Within [***] days after the Effective Date, but in any event before any supply of MSD Compound hereunder, the Parties (or their respective Affiliates) shall enter into a quality agreement that shall address and govern issues related to the quality of clinical drug supply to be supplied by MSD for use in the Study (the “Clinical Quality

20 Agreement”). In the event of any inconsistency between the terms of this Agreement and the Clinical Quality Agreement, the terms of this Agreement shall control. The Clinical Quality Agreement shall, among other things: (a) detail classification of the MSD Compound found to have a Non-Conformance; (b) include criteria for Manufacturer’s Release and related certificates and documentation; (c) include criteria and timeframes for acceptance of MSD Compound; (d) include procedures for the resolution of disputes regarding any MSD Compound found to have a Non-Conformance; and (e) include provisions governing the recall of the MSD Compound. 8.3. Minimum Shelf Life Requirements. Each Party shall use commercially reasonable efforts to supply the MSD Compound (in the case of MSD) hereunder with an adequate remaining shelf life at the time of Delivery to meet the Study requirements. 8.4. Provision of the MSD Compound and the Novocure Device. 8.4.1. MSD will deliver the MSD Compound DAP (INCOTERMS 2020) to Novocure’s, or its designee’s, location as specified by Novocure (“Delivery” with respect to such MSD Compound). [***] 8.4.2. Novocure is solely responsible, at its own cost, for supplying and providing access to the Novocure Device for use in the Study. Novocure shall ensure that all such activities are conducted in compliance with cGMP, GCP and other Applicable Law and the Clinical Quality Agreement (if applicable). 8.5. Labeling and Packaging; Use, Handling and Storage. 8.5.1. The Parties’ obligations with respect to the labeling and packaging of the MSD Compound are as set forth in the Clinical Quality Agreement. Notwithstanding the foregoing or anything to the contrary contained herein, MSD shall provide the MSD Compound to Novocure in the form of [***]. 8.5.2. Novocure shall: (a) use the MSD Compound solely for purposes of performing the Study; (b) not use the MSD Compound in any manner that is inconsistent with this Agreement or for any commercial purpose; and (c) label, use, store, transport, handle and dispose of the MSD Compound in compliance with Applicable Law and the Clinical Quality Agreement, as well as all instructions of MSD. Novocure shall not reverse engineer, reverse compile, disassemble or otherwise attempt to derive the composition or underlying information, structure or ideas of the MSD Compound, and in particular shall not analyze the MSD Compound by physical, chemical or biochemical means except as necessary to perform its obligations under the Clinical Quality Agreement. 8.6. Product Specifications. A certificate of analysis shall accompany each shipment of the MSD Compound to Novocure. Upon request, Novocure shall provide MSD with necessary details to confirm the Novocure Device used in the Study meets all requirements and Specifications.

21 8.7. Changes to Manufacturing. MSD may make changes from time to time to the MSD Compound or the Manufacturing Site, provided such changes shall be in accordance with the Clinical Quality Agreement. 8.8. Product Testing; Noncompliance. 8.8.1. After Manufacturer’s Release. After Manufacturer’s Release of the MSD Compound and concurrently with Delivery of such MSD Compound to Novocure, MSD shall provide Novocure with such certificates and documentation as are described in the Clinical Quality Agreement (“Disposition Package”). Novocure shall, within the time defined in the Clinical Quality Agreement, perform, with respect to the MSD Compound, the acceptance procedures allocated to it under the Clinical Quality Agreement. Novocure shall be solely responsible for taking all steps necessary to determine that MSD Compound is suitable for release before making such MSD Compound available for human use, and MSD shall provide cooperation or assistance as reasonably requested by Novocure in connection with such determination with respect to the MSD Compound. Novocure shall be responsible for storage and maintenance of the MSD Compound until it is tested and/or released, which storage and maintenance shall be in compliance with (a) the Specifications for the MSD Compound, the Clinical Quality Agreement and Applicable Law and (b) any specific storage and maintenance requirements as may be provided by MSD from time to time. Novocure shall be responsible for any failure of the MSD Compound to meet the Specifications to the extent caused by shipping, storage or handling conditions after Delivery to Novocure hereunder. Novocure shall be solely responsible for taking all steps necessary to determine the suitability of the Novocure Device for human use. 8.8.2. Non-Conformance. (a) In the event that either Party becomes aware that the MSD Compound may have a Non-Conformance, despite testing and quality assurance activities (including any activities conducted by the Parties under Section 8.8.1), such Party shall immediately notify the other Party (MSD notification shall be in accordance with the procedures of the Clinical Quality Agreement). The Parties shall investigate any Non- Conformance in accordance with Section 8.9 (Investigations) and any discrepancy between them shall be resolved in accordance with Section 8.8.3. (b) In the event that any proposed or actual shipment of the MSD Compound (or portion thereof) shall be agreed to have a Non-Conformance at the time of Delivery to Novocure, then unless otherwise agreed to by the Parties, MSD shall replace such MSD Compound as is found to have a Non-Conformance (with respect to MSD Compound that has not yet been administered in the course of performing the Study). Unless otherwise agreed to by the Parties in writing, the sole and exclusive remedies of Novocure with respect to any MSD Compound that is found to have a Non- Conformance at the time of Delivery shall be [***]. (c) In the event MSD Compound is lost or damaged by Novocure after Delivery, [***]. .

22 (d) Novocure shall be responsible for, and MSD shall have no obligation or liability with respect to, any Novocure Device supplied hereunder that is found to have a Non-Conformance. Novocure shall repair or replace any Novocure Device that is found to have a Non-Conformance. Unless otherwise agreed to by the Parties in writing, the sole and exclusive remedies of MSD with respect to any Novocure Device that is found to have a Non-Conformance at the time of Delivery shall be [***]. 8.8.3. Resolution of Discrepancies. Disagreements regarding any determination of Non-Conformance by Novocure shall be resolved in accordance with the provisions of the Clinical Quality Agreement (if applicable). 8.9. Investigations. The process for investigations of any Non-Conformance shall be handled in accordance with the Clinical Quality Agreement. 8.10. Shortage; Allocation. In the event that the MSD Compound is in short supply such that MSD reasonably believes in good faith that it will not be able to fulfill its supply obligations hereunder with respect to the MSD Compound, or access to the Novocure Device is limited such that Novocure reasonably believes in good faith that it will not be able to provide sufficient access to the Novocure Device to fulfill its obligations hereunder, the applicable Party will provide prompt written notice to the other Party thereof and the Parties will promptly discuss such situation (including how the quantity of the MSD Compound that MSD is able to supply hereunder, or how access to the Novocure Device, will be allocated within the Study). In such event, the Party experiencing such shortage shall [***]. 8.11. Records; Audit Rights. Novocure shall keep complete and accurate records pertaining to its use and disposition of MSD Compound (including its storage, shipping (cold chain) and chain of custody activities) and, upon request of MSD, shall make such records open to review by MSD for the purpose of conducting investigations for the determination of MSD Compound safety and/or efficacy and Novocure’s compliance with this Agreement with respect to the MSD Compound. 8.12. Quality. Quality matters related to the Manufacture of the MSD Compound shall be governed by the terms of the Clinical Quality Agreement in addition to the relevant quality provisions of this Agreement. 8.13. Quality Control. MSD shall implement and perform operating procedures and controls for sampling, stability and other testing of the MSD Compound, and for validation, documentation and release of the MSD Compound and such other quality assurance and quality control procedures as are required by the Specifications, cGMPs and the Clinical Quality Agreement. Novocure shall implement and perform operating procedures and controls for testing of the Novocure Device, and for validation, documentation and release of the Novocure Device and such other quality assurance and quality control procedures as are required by the Specifications and cGMPs. 8.14. Audits and Inspections. The Parties’ audit and inspection rights related to this Agreement shall be governed by the terms of the Clinical Quality Agreement.

23 8.15. Recalls. Recalls of the MSD Compound shall be governed by the terms of the Clinical Quality Agreement. 8.16. VAT. 8.16.1. It is understood and agreed between the Parties that any payments made and any other consideration given under this Agreement are each exclusive of any value added or similar tax (“VAT”), which shall be added thereon as applicable and at the relevant rate. Subject to Section 8.16.2, where VAT is properly charged by the supplying Party and added to a payment made or other consideration provided (as applicable) under this Agreement, the Party making the payment or providing the other consideration (as applicable) will pay the amount of VAT properly chargeable only on receipt of a valid tax invoice from the supplying Party issued in accordance with the laws and regulations of the country in which the VAT is chargeable. Each Party agrees that it shall provide to the other Party any information and copies of any documents within its Control to the extent reasonably requested by the other Party for the purposes of (i) determining the amount of VAT chargeable on any supply made under this Agreement, (ii) establishing the place of supply for VAT purposes, or (iii) complying with its VAT reporting or accounting obligations. 8.16.2. Where one Party or its Affiliate (the “First Party”) is treated as making supply of goods or services in a particular jurisdiction (for VAT purposes) for no consideration, and the other Party or its Affiliate (the “Second Party”) is treated as receiving such supply in the same jurisdiction, thus resulting in an amount of VAT being properly chargeable on such supply, the Second Party shall only be obliged to pay to the First Party the amount of VAT properly chargeable on such supply (and no other amount). The Second Party shall pay such VAT to the First Party on receipt of a valid VAT invoice from the First Party (issued in accordance with the laws and regulations of the jurisdiction in which the VAT is properly chargeable). Each Party agrees to (i) use its reasonable efforts to determine and agree the value of the supply that has been made and, as a result, the corresponding amount of VAT that is properly chargeable and (ii) provide to the other Party any information or copies of documents in its Control as are reasonably necessary to evidence that such supply will take, or has taken, place in the same jurisdiction (for VAT purposes). 9. Confidentiality. 9.1. Confidential Information. Subject to Section 13.4.8, Novocure and MSD agree to hold in confidence any Confidential Information provided by or on behalf of the other Party, and neither Party shall use Confidential Information of the other Party except to fulfill such Party’s obligations under this Agreement or exercising its rights. Without limiting the foregoing, the Receiving Party may not, without the prior written permission of the Disclosing Party, disclose any Confidential Information of the Disclosing Party to any Third Party except to the extent disclosure (i) is required by Applicable Law; (ii) is pursuant to the terms of this Agreement; or (iii) is necessary for the conduct of the Study, and in each case ((i) through (iii)) provided that the Receiving Party shall provide reasonable advance notice to the Disclosing Party before making such disclosure. For the avoidance of doubt, Novocure may, without MSD’s consent, disclose Confidential Information to clinical trial sites and clinical trial investigators performing the Study, the data safety monitoring and advisory board relating to the Study, Subcontractors, and

24 Regulatory Authorities working with Novocure on the Study, in each case to the extent necessary for the performance of the Study and provided that such Persons (other than governmental entities) are bound by an obligation of confidentiality at least as stringent as the obligations contained herein. 9.2. Inventions. Notwithstanding the foregoing: (i) Inventions that constitute Confidential Information and are jointly owned by the Parties, shall constitute the Confidential Information of both Parties and each Party shall have the right to use and disclose such Confidential Information consistent with Articles 10, 11 and 12; and (ii) Inventions that constitute Confidential Information and are solely owned by one Party shall constitute the Confidential Information of that Party and each Party shall have the right to use and disclose such Confidential Information consistent with Articles 10, 11 and 12. 9.3. Personal Identifiable Data. All Confidential Information containing personal identifiable data shall be handled in accordance with all data protection and privacy laws, rules and regulations applicable to such data. 9.4. Publicity/Use of Names. No disclosure of the existence, or the terms, of this Agreement may be made by either Party, and no Party shall use the name, trademark, trade name or logo of the other Party, its Affiliates or their respective employee(s) in any publicity, promotion, news release or disclosure relating to this Agreement or its subject matter, without the prior express written permission of that other Party, except as may be required by Applicable Law. 10. Intellectual Property. 10.1. Joint Ownership, Prosecution and Enforcement. 10.1.1. Joint Ownership and Prosecution. [***] 10.1.2. Patent Enforcement (a) Each Party shall promptly notify the other in writing of any actual or threatened infringement or misappropriation by a Third Party of any Joint Patent or Jointly Owned Invention of which such Party becomes aware (“Third Party Infringement”). (b) [***] shall have the first right to initiate legal action to enforce all Joint Patents and Jointly Owned Inventions against Third Party Infringement, [***] or to defend any declaratory judgment action relating thereto, at its sole expense. In the event that [***] fails to initiate or defend such action by the earlier of (i) [***] days after first being notified or made aware of such Third Party Infringement and (ii) [***]days before the expiration for initiating or defending such action, [***] shall have the right (but not the obligation) to initiate or defend such action at its sole expense. (c) [***]shall have the first right to initiate legal action to enforce all Joint Patents and Jointly Owned Inventions against Third Party Infringement, [***] or to defend any declaratory judgment action relating thereto, at its sole expense. In the event that [***] fails to

25 initiate or defend such action by the earlier of (i) [***] days after first being notified or made aware of such Third Party Infringement and (ii) [***] days before the expiration for initiating or defending such action, Novocure shall have the right (but not the obligation) to do so at its sole expense. (d) The Parties shall cooperate in good faith to jointly control legal action to enforce all [***] against any Third Party Infringement [***] or to defend any declaratory judgment action relating thereto, [***]. Notwithstanding the foregoing, either Party shall have the right to opt-out of controlling such legal action by providing written notice to the other Party by the earliest of (1) [***] days after first being noticed of such Third Party Infringement, (2) [***] days before the expiration date for filing such action, (3) [***] days before the expiration date for filing an answer to a complaint in a declaratory judgment action, and (4) if one party notifies the other party of receipt of an application to the U.S. Food & Drug Administration under Section 351(k) of the U.S. Public Health Services Act (42 U.S.C. 262(k)) seeking approval of a biosimilar or interchangeable biological product of the MSD Compound, [***] from such notification, whichever comes first. (e) [***] 10.2. Inventions Owned by Novocure. [***] 10.3. Inventions Owned by MSD. [***] 10.4. Mutual Freedom to Operate for Combination Inventions. [***] 10.5. Ownership of Other Inventions. Ownership of all Inventions other than Jointly Owned Inventions, MSD Inventions and Novocure Inventions shall be based on inventorship as determined under United States patent law. 11. Reprints; Rights of Cross-Reference. Consistent with applicable copyright and other laws, each Party may use, refer to, and disseminate reprints of scientific, medical and other published articles and materials from journals, conferences and/or symposia relating to the Study that disclose the name of a Party, provided, however, that such use does not constitute an endorsement of any commercial product or service by the other Party. 12. Publications; Press Releases. 12.1. Clinical Trial Registry. Novocure shall register the Study with the Clinical Trials Registry located at www.clinicaltrials.gov and is committed to timely publication of the results following Study Completion, after taking appropriate action to secure intellectual property rights (if any) arising from the Study. The publication of the results of the Study will be in accordance with the Protocol. 12.2. Publication. Each Party shall use reasonable efforts to publish or present scientific papers dealing with the Study in accordance with accepted scientific practice. The Parties agree that prior to submission of the results of the Study for publication or presentation or any other

26 dissemination of such results including oral dissemination, the publishing Party shall invite the other to comment on the content of the material to be published, presented, or otherwise disseminated according to the following procedure: 12.2.1. At least [***] days prior to submission for publication of any paper, letter or any other publication, or [***] days prior to submission for presentation of any abstract, poster, talk or any other presentation, the publishing Party shall provide to the other Party the full details of the proposed publication, presentation, or dissemination in an electronic version (email attachment). Upon written request from the other Party, the publishing Party agrees not to submit data for publication/presentation/dissemination for an additional [***] days in order to allow for actions to be taken to preserve rights for patent protection. 12.2.2. The publishing Party shall give reasonable consideration to any request by the other Party made within the periods mentioned in Section 12.2.1 to modify the publication and the Parties shall work in good faith and in a timely manner to resolve any issue regarding the content for publication. 12.2.3. The publishing Party shall remove all Confidential Information of the other Party before finalizing the publication. 12.3. Press Releases. Promptly following the Effective Date, Novocure may issue the press release attached hereto as Exhibit C. Unless otherwise required by Applicable Law, neither Party shall make any other public announcement concerning this Agreement without the prior written consent of the other Party. To the extent a Party desires to make such public announcement, such Party shall provide the other Party with a draft thereof at least [***] Business Days prior to the date on which such Party would like to make the public announcement. 13. Representations and Warranties; Disclaimers. 13.1. Due Authorization. Each of Novocure and MSD represents and warrants to the other that: (a) it has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (b) it has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; and (c) this Agreement has been duly executed and delivered on behalf of such Party and constitutes a legal, valid and binding obligation of such Party that is enforceable against it in accordance with its terms. 13.2. MSD Compound, Novocure Device. 13.2.1. Novocure Device. Novocure hereby represents and warrants to MSD that: (a) Novocure has the full right, power and authority to grant all of the licenses granted to MSD under this Agreement; and (b) Novocure Controls the Novocure Device. 13.2.2. MSD Compound. MSD hereby represents and warrants to Novocure that: (a) MSD has the full right, power and authority to grant all of the licenses granted to Novocure under this Agreement; and (b) MSD Controls the MSD Compound.

27 13.3. Results. Novocure does not undertake that the Study shall lead to any particular result, nor is the success of the Study guaranteed. Neither Party shall be liable for any use that the other Party may make of the Clinical Data or shared Sample Testing Results, nor for advice or information given in connection therewith. 13.4. Anti-Corruption. 13.4.1. In performing their respective obligations hereunder, the Parties acknowledge that the corporate policies and/or Codes of Conduct of Novocure and MSD and their respective Affiliates require that each Party’s business be conducted within the letter and spirit of the law. By signing this Agreement, each Party agrees to conduct the business contemplated herein in a manner that is consistent with all Applicable Law, including the Stark Act, Anti-Kickback Statute, Sunshine Act, and the U.S. Foreign Corrupt Practices Act and agrees to abide by the spirit of the other Party’s guidelines, which may be provided by such other Party from time to time. 13.4.2. Specifically, each Party represents and warrants that it and Third Parties acting on its behalf have not, and covenants that it, its Affiliates, and its and its Affiliates’ directors, employees, officers, and anyone acting on its behalf, will not, in connection with the performance of this Agreement, directly or indirectly, make, promise, authorize, ratify or offer to make, or take any action in furtherance of, any payment or transfer of anything of value for the purpose of influencing, inducing or rewarding any act, omission or decision to secure an improper advantage; or improperly assisting it in obtaining or retaining business for it or the other Party, or in any way with the purpose or effect of public or commercial bribery. 13.4.3. Neither Party shall contact, or otherwise knowingly meet with, any Government Official for the purpose of discussing activities arising out of or in connection with this Agreement, without the prior written approval of the other Party, except where such meeting is consistent with the purpose and terms of this Agreement and in compliance with Applicable Law. 13.4.4. Each Party represents and warrants that it (a) is not excluded, debarred, suspended, proposed for suspension or debarment, in Violation or otherwise ineligible for government programs; (b) has not employed or subcontracted with any Person for the performance of the Study who is excluded, debarred, suspended, proposed for suspension or debarment, or is in Violation or otherwise ineligible for government programs; and (c) has conducted anti-corruption and bribery (e.g., FCPA) due diligence review of all Third Parties it may hire to act on its behalf in connection with its performance under this Agreement. 13.4.5. Each Party represents and warrants that, except as disclosed to the other in writing prior to the Effective Date, such Party: (a) does not have any interest that directly or indirectly conflicts with its proper and ethical performance of this Agreement; (b) shall maintain arm’s length relations with all Third Parties with which it deals for or on behalf of the other in performance of this Agreement; and (c) has provided complete and accurate information and documentation to the other Party, the other Party’s Affiliates and its and their personnel in the course of any due diligence conducted by the other Party for this Agreement, including disclosure of any officers, employees, owners or Persons directly or indirectly retained by such Party in relation to the performance of this Agreement who are Government Officials or relatives of

28 Government Officials. Each Party shall make all further disclosures to the other Party as are necessary to ensure the information provided remains complete and accurate throughout the Term. Subject to the foregoing, each Party agrees that it shall not hire or retain any Government Official to assist in its performance of this Agreement, with the sole exception of conduct of or participation in clinical trials under this Agreement, provided that such hiring or retention shall be subject to the completion by the hiring or retaining Party of a satisfactory anti-corruption and bribery (e.g., FCPA) due diligence review of such Government Official. Each Party further covenants that any future information and documentation submitted to the other Party as part of further due diligence or a certification shall be complete and accurate. 13.4.6. Each Party shall have the right once per year during the Term, and for a period of [***] years following termination of this Agreement, upon reasonable prior written notice and during normal business hours, to conduct an investigation and audit at its own expense of the other Party’s activities, books and records, to the extent they relate to that other Party’s performance under this Agreement, to verify compliance with the terms of this Section 13.4; provided that the Party requesting such audit complies with the other Party’s onsite rules, regulations and reasonable instructions and shall require any Third Parties conducting an audit on its behalf to execute a reasonable confidentiality agreement satisfactory to the Party being audited. Such audited Party shall cooperate fully with such investigation or audit, the scope, method, nature and duration of which shall be at the sole reasonable discretion of the Party requesting such audit. 13.4.7. Each Party shall use commercially reasonable efforts to ensure that all transactions under the Agreement are properly and accurately recorded in all material respects on its books and records and that each document upon which entries in such books and records are based is complete and accurate in all material respects. Each Party further represents, warrants and covenants that all books, records, invoices and other documents relating to payments and expenses under this Agreement are and shall be complete and accurate and reflect in reasonable detail the character and amount of transactions and expenditures. Each Party shall maintain a system of internal accounting controls reasonably designed to ensure that no off-the-books or similar funds or accounts will be maintained or used in connection with this Agreement. 13.4.8. Each Party agrees that in the event that the other Party believes in good faith that there has been a possible violation of any provision of Section 13.4, such other Party may make full disclosure of such belief and related information needed to support such belief at any time and for any reason to any competent government bodies and agencies, and to anyone else such Party determines in good faith has a legitimate need to know. 13.4.9. Each Party shall comply with its own ethical business practices policy and any corporate integrity agreement (if applicable) to which it is subject, and shall conduct its Study- related activities in accordance with Applicable Law with respect to performing their respective obligations under this Agreement. Each Party shall ensure that all of its employees involved in performing its obligations under this Agreement are made specifically aware of the compliance requirements under this Section 13.4. In addition, each Party shall ensure that all such employees participate in and complete mandatory compliance training to be conducted by each Party, including specific training on anti-bribery and corruption, prior to his/her performance of any obligations or activities under this Agreement. Each Party shall certify its continuing compliance

29 with the requirements under this Section 13.4 on a periodic basis during the Term in such form as may be reasonably specified by the other Party. 13.4.10. Each Party shall have the right to terminate this Agreement immediately upon violation of this Section 13.4 in accordance with Section 6.6. 13.5. DISCLAIMER. EXCEPT AS EXPRESSLY PROVIDED HEREIN, MSD MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE MSD COMPOUND, AND NOVOCURE MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE NOVOCURE DEVICE 14. Insurance; Indemnification; Limitation of Liability. 14.1. Insurance. Each Party warrants that it maintains a policy or program of insurance or self-insurance at levels sufficient to support the indemnification obligations assumed herein. Upon request, a Party shall provide evidence of such insurance. 14.2. Indemnification. 14.2.1. Indemnification by Novocure. Novocure agrees to defend, indemnify and hold harmless MSD, its Affiliates, and its and their employees, directors, Subcontractors and agents from and against any loss, damage, reasonable costs and expenses (including reasonable attorneys’ fees and expenses) payable to a Third Party incurred in connection with any claim, proceeding, or investigation by a Third Party arising out of this Agreement or the Study (a “Liability”), except to the extent that such Liability was directly caused by (a) negligence or willful misconduct on the part of MSD (or any of its Affiliates, or its and their employees, directors, Subcontractors or agents); (b) a breach on the part of MSD of any of its representations and warranties or any other covenants or obligations of MSD under this Agreement; or (c) a breach of Applicable Law by MSD. 14.2.2. Indemnification by MSD. MSD agrees to defend, indemnify and hold harmless Novocure, its Affiliates, and its and their employees, directors, Subcontractors and agents from and against any Liability to the extent such Liability was directly caused by (a) negligence or willful misconduct on the part of MSD (or any of its Affiliates, or its and their employees, directors, Subcontractors or agents); (b) a breach on the part of MSD of any of its representations and warranties or any other covenants or obligations of MSD under this Agreement; or (c) a breach of Applicable Law by MSD. 14.2.3. Procedure. The obligations of MSD and Novocure under this Section 14.2 are conditioned upon the delivery of written notice to MSD or Novocure, as the case might be, of any potential Liability within a reasonable time after a Party becomes aware of such potential Liability. The indemnifying Party will have the right to assume the defense of any suit or claim related to the Liability (using counsel reasonably satisfactory to the indemnified Party) if it has assumed responsibility for the suit or claim in writing; provided that the indemnified Party may assume the responsibility for such defense to the extent the indemnifying Party does not do so in

30 a timely manner). The indemnified Party may participate in (but not control) the defense thereof at its sole cost and expense. The Party controlling such defense (the “Defending Party”) shall keep the other Party (the “Other Party”) advised of the status of such action, suit, proceeding or claim and the defense thereof and shall consider recommendations made by the Other Party with respect thereto. The Defending Party shall not agree to any settlement of such action, suit, proceeding or claim without the prior written consent of the Other Party, which will not be unreasonably withheld, conditioned or delayed. The Defending Party, but solely to the extent the Defending Party is also the indemnifying Party, shall not agree to any settlement of such action, suit, proceeding or claim or consent to any judgment in respect thereof that does not include a complete and unconditional release of the Other Party from all liability with respect thereto or that imposes any liability or obligation on the Other Party without the prior written consent of the Other Party, which will not be unreasonably withheld, conditioned or delayed. 14.2.4. Study Subjects. Novocure shall not offer compensation on behalf of MSD to any Study subject or bind MSD to any indemnification obligations in favor of any Study subject. MSD shall not offer compensation on behalf of Novocure to any Study subject or bind Novocure to any indemnification obligations in favor of any Study subject. 14.3. LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY (OR ANY OF ITS AFFILIATES OR SUBCONTRACTORS) BE LIABLE TO THE OTHER PARTY UNDER ANY THEORY FOR, NOR SHALL ANY INDEMNIFIED PARTY HAVE THE RIGHT TO RECOVER, ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR OTHER SIMILAR DAMAGES OR ANY PUNITIVE DAMAGES OR ANY LOST PROFIT, LOST SALE OR LOST OPPORTUNITY DAMAGES (WHETHER SUCH CLAIMED DAMAGES ARE DIRECT OR INDIRECT), WHETHER ARISING DIRECTLY OR INDIRECTLY OUT OF (A) THE MANUFACTURE OR USE OF THE MSD COMPOUND OR THE NOVOCURE DEVICE SUPPLIED HEREUNDER OR (B) ANY BREACH OF OR FAILURE TO PERFORM ANY OF THE PROVISIONS OF THIS AGREEMENT OR ANY REPRESENTATION, WARRANTY OR COVENANT CONTAINED IN OR MADE PURSUANT TO THIS AGREEMENT, EXCEPT THAT SUCH LIMITATION SHALL NOT APPLY TO DAMAGES PAID OR PAYABLE TO A THIRD PARTY BY AN INDEMNIFIED PARTY FOR WHICH THE INDEMNIFIED PARTY IS ENTITLED TO INDEMNIFICATION HEREUNDER OR WITH RESPECT TO DAMAGES ARISING OUT OF OR RELATED TO A PARTY’S BREACH OF ITS OBLIGATIONS UNDER THIS AGREEMENT WITH RESPECT TO USE, DISCLOSURE, LICENSE, ASSIGNMENT OR OTHER TRANSFER OF CLINICAL DATA, CONFIDENTIAL INFORMATION, JOINTLY-OWNED INVENTIONS AND SAMPLE TESTING RESULTS. 15. Use of Name. Except as otherwise provided herein, neither Party shall have any right, express or implied, to use in any manner the name or other designation of the other Party or any other trade name, trademark or logo of the other Party for any purpose in connection with the performance of this Agreement without the other Party’s prior written consent. 16. Force Majeure.

31 If, in the performance of this Agreement, one of the Parties is prevented, hindered or delayed by reason of any cause beyond such Party’s reasonable control (e.g., war, riots, fire, strike, acts of terror, governmental laws, pandemics, quarantine restrictions, cyberattacks), such Party shall be excused from performance to the extent that it is necessarily prevented, hindered or delayed (“Force Majeure”). The non-performing Party shall notify the other Party of such Force Majeure within [***] days after such occurrence by giving written notice to the other Party stating the nature of the event, its anticipated duration, and any action being taken to avoid or minimize its effect. The suspension of performance will be of no greater scope and no longer duration than is necessary and the non-performing Party shall use commercially reasonable efforts to remedy its inability to perform. 17. Entire Agreement; Amendment; Waiver. This Agreement, together with the Exhibits and Schedules hereto and the Related Agreements, constitutes the sole, full and complete agreement by and between the Parties with respect to the subject matter of this Agreement, and all prior agreements, understandings, promises and representations, whether written or oral, with respect thereto are superseded by this Agreement. In the event of a conflict between a Related Agreement and this Agreement, the terms of this Agreement shall control. No amendments, changes, additions, deletions or modifications to or of this Agreement shall be valid unless reduced to writing and signed by the Parties hereto. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by either Party of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise. 18. Assignment and Affiliates. Neither Party shall assign or transfer this Agreement without the prior written consent of the other Party; provided, however, that either Party may assign all or any part of this Agreement to one or more of its Affiliates without the other Party’s consent, and any and all rights and obligations of either Party may be exercised or performed by its Affiliates, provided that such Affiliates agree to be bound by this Agreement. For clarity, any such assignment of this Agreement by a Party will not impact the licenses granted to the non-assigning Party under Article 10 herein. 19. Invalid Provision. If any provision of this Agreement is held to be illegal, invalid or unenforceable by a court of competent jurisdiction the remaining provisions shall remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision. In lieu of the illegal, invalid or unenforceable provision, the Parties shall negotiate in good faith to agree upon a reasonable provision that is legal, valid and enforceable to carry out as nearly as practicable the original intention of the entire Agreement. 20. No Additional Obligations.

32 Novocure and MSD have no obligation to renew this Agreement or apply this Agreement to any clinical trial other than the Study. Nothing in this Agreement obligates the Parties to enter into any other agreement (other than the Related Agreements) at this time or in the future. 21. Governing Law; Dispute Resolution. 21.1. The Parties shall attempt in good faith to settle all disputes arising out of or in connection with this Agreement in an amicable manner. Any claim, dispute or controversy arising out of or relating to this Agreement, including the breach, termination or validity hereof or thereof, shall be governed by and construed in accordance with the substantive laws of the State of New York, without giving effect to its choice of law principles. 21.2. Nothing contained in this Agreement shall deny either Party the right to seek injunctive or other equitable relief from a court of competent jurisdiction in the context of a bona fide emergency or prospective irreparable harm, and such an action may be filed or maintained notwithstanding any ongoing discussions between the Parties. 22. Notices. All notices or other communications that are required or permitted hereunder shall be in writing and delivered personally, sent by facsimile or email (and promptly confirmed by personal delivery or overnight courier), or sent by internationally-recognized overnight courier addressed as follows: If to Novocure, to: Novocure GmbH Park 6, CH-6039 Root D4 Switzerland Attention: Wilco Groenhuysen, Chief Operating Officer With copies (which shall not constitute notice) to: Novocure Inc. 20 Great Valley Parkway, Suite 300 Malvern, Pennsylvania 19355 USA Attention: General Counsel If to MSD, to: MSD International GmbH [***] MSD International Business GmbH[***] With copies (which shall not constitute notice) to: [***]

33 23. Relationship of the Parties. The relationship between the Parties is and shall be that of independent contractors, and does not and shall not constitute a partnership, joint venture, agency or fiduciary relationship. Neither Party shall have the authority to make any statements, representations or commitments of any kind, or take any actions, that are binding on the other Party, except with the prior written consent of the other Party to do so. All Persons employed by a Party will be the employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party. 24. Counterparts and Due Execution. This Agreement and any amendment may be executed in any number of counterparts (including by way of facsimile or electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, notwithstanding any electronic transmission, storage and printing of copies of this Agreement from computers or printers. When executed by the Parties, this Agreement shall constitute an original instrument, notwithstanding any electronic transmission, storage and printing of copies of this Agreement from computers or printers. For clarity, facsimile signatures and signatures transmitted via PDF shall be treated as original signatures. 25. Construction. Except where the context otherwise requires, wherever used, the singular will include the plural, the plural the singular, the use of any gender will be applicable to all genders, and the word “or” is used in the inclusive sense (and/or). Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days. The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term “including” as used herein shall be deemed to be followed by the phrase “without limitation” or like expression. The term “will” as used herein means shall. The terms “hereof”, “hereto”, “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. References to “Article,” “Section”, “Exhibit” or “Schedule” are references to the numbered sections of this Agreement and the exhibits attached to this Agreement, unless expressly stated otherwise. A reference to any statute, law, rule, regulation or directive will be construed as a reference to such statute, law, rule, regulation or directive as amended, extended, repealed and replaced or re-enacted from time to time. Except where the context otherwise requires, references to this “Agreement” shall include the exhibits attached to this Agreement. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction will be applied against either Party hereto. [Remainder of page intentionally left blank.]

34 IN WITNESS WHEREOF, the respective representatives of the Parties have executed this Agreement as of the Effective Date. Novocure GmbH By: /s/ Wilco Groenhuysen Wilco Groenhuysen Name Chairman of the Managing Officers Title MSD International GmbH By: /s/ Carlos Fernandez Carlos Fernandez Name Director Title MSD International Business GmbH By: /s/ Franz Escherich Franz Escherich Name Director Title